UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 30, 2014 (Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Station Street, Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Gas Natural Inc. held its annual meeting of shareholders on July 30, 2014 at Lake Erie College in Painesville, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to our board of directors to hold office until the 2015 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes

	For	Withheld	Broker Non-Votes
W.E. ‘Gene’ Argo	2,904,344	1,644,415	4,947,970
Wade F. Brooksby	2,906,291	1,642,468	4,947,970
Richard K. Greaves	3,244,423	1,304,336	4,947,970
John R. “Jack” Male	2,907,186	1,641,572	4,947,970
Gregory J. Osborne	2,850,206	1,698,552	4,947,970
Thomas J. Smith	2,669,527	1,879,232	4,947,970
James E. Sprague	3,012,134	1,536,625	4,947,970
Michael T. Victor	2,912,877	1,635,881	4,947,970

Proposal 2

The ratification of the appointment of MaloneBailey LLP as our independent auditor for the fiscal year ending December 31, 2014 received the following vote:

Number of Votes

For	Against	Abstain
8,307,952	1,103,030	85,807

Proposal 3

The advisory approval of the compensation of our named executive officers for 2013 received the following vote:

Number of Votes

For	Against	Abstain
2,912,396	1,441,286	195,137

Proposal 4

The approval of the amendment to our articles of incorporation to increase the number of authorized common shares from 15,000,000 to 30,000,000 shares received the following vote:

Number of Votes

For	Against	Abstain
5,828,824	3,388,713	279,251

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ James E. Sprague
Name:	James E. Sprague
Title:	Chief Financial Officer

Dated: July 30, 2014